UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2005 (March 29, 2005)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on April 4, 2005, on March 29, 2005, AMC Entertainment Inc. ("AMCE" or “the Company”) and Regal Entertainment Group (NYSE:RGC) announced that they are combining their respective cinema screen advertising businesses into a new joint venture company called National CineMedia, LLC.  The new company will engage in the marketing and sale of cinema advertising and promotions products; business communications and training services; and the distribution of digital alternative content.

The Company contributed fixed assets and exhibitor agreements of its cinema screen advertising subsidiary National Cinema Network (“NCN”) to National CineMedia, LLC.  Additionally the Company will pay termination benefits related to the displacement of certain NCN associates.  In consideration of the NCN contributions described above, National CineMedia, LLC issued a 37% interest in its Class A units to NCN.

Item 2.05 Costs Associated with Exit or Disposal Activities

The Company currently estimates it will record up to $3.1 million of costs related to one-time termination benefits in connection with the displacement of up to 153 associates.  The costs are expected to be incurred during the fourth quarter of fiscal 2005 and the first quarter of fiscal 2006.  The Company expects to complete its contribution of NCN to National CineMedia, LLC including payment of related displacement costs by the end of its first fiscal quarter of 2006 on June 30, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

As previously reported on December 23, 2004, AMCE completed a merger in which Marquee Holdings Inc. ("Holdings") acquired AMCE pursuant to an Agreement and Plan of Merger, dated as of July 22, 2004 (the "Merger Agreement"), by and among AMCE, Holdings and Marquee Inc. ("Marquee"). Marquee, a wholly owned subsidiary of Holdings, merged with and into AMCE, with AMCE remaining as the surviving entity (the "Merger") and becoming a wholly owned subsidiary of Holdings.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND CONSOLIDATING FINANCIAL INFORMATION

We derived the following unaudited pro forma condensed consolidated and consolidating financial data by applying pro forma adjustments attributable to the Merger and related transactions and our contribution to National CineMedia, LLC to our historical consolidated and consolidating financial statements.  The unaudited pro forma condensed consolidated and consolidating statement of operations data for the thirty-nine week period ended December 30, 2004 and the fiscal year ended April 1, 2004 gives effect to the Merger and related transactions and our contribution to National CineMedia, LLC (“NCM”) as if they had occurred on April 4, 2003.  The unaudited pro forma condensed consolidated balance sheet gives effect to our contribution to NCM as if it had occurred on December 30, 2004.  Marquee did not exist until July 16, 2004, and is therefore not included for the period ended April 1, 2004.  The unaudited pro forma condensed consolidating statement of cash flows data for the thirty-nine week period ended December 30, 2004 and the fiscal year ended April 1, 2004 gives effect to the Merger and related transactions and our contribution to NCM as if they had occurred on April 4, 2003.  We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated and consolidating financial statements have been prepared giving effect to the Merger which is being treated as a purchase with Marquee as the accounting acquiror in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  The unaudited pro forma condensed consolidated and consolidating financial statements have been prepared giving effect to our contribution to NCM which is being treated as an investment in a corporate joint venture accounted for at historical cost following the equity method of accounting.  Our allocation of purchase price was based on Management’s judgement including a valuation assessment prepared by a Valuation Specialist.

The pro forma adjustments related to debt issue costs, interest expense and purchase price are preliminary and based on information obtained to date and are subject to revision as additional information becomes available.  We do not expect the final adjustments to differ materially from the preliminary amounts.

The unaudited pro forma condensed consolidated and consolidating financial information is for illustrative and informational purpose only and should not be considered indicative of the results that would have been achieved had the Merger and related transactions and our contribution to NCM been consummated on the dates or for the periods indicated and do not purport to represent statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma condensed consolidated and consolidating financial statements should be read in conjunction with the information contained in the consolidated financial statements and accompanying notes appearing in our Form 8-K/A filed on March 7, 2005.

AMC ENTERTAINMENT INC.

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

AS OF DECEMBER 30, 2004

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	As of December 30, 2004
	Historical	NCM Pro Forma Adjustments		Final Pro Forma

Assets
Cash and equivalents	$140,011	$—		$140,011
Other current assets	110,934	—		110,934

Total current assets	250,945	—		250,945

Property, net	963,552	(914	)(1)	962,638
Intangible assets, net	200,320	—		200,320
Goodwill	1,408,511	(28,170	)(1)	1,380,341
Deferred income taxes	64,787	—		64,787
Other long-term assets	80,115	29,084	(1)	109,199

Total assets	$2,968,230	$—		$2,968,230

Liabilities and Stockholders’ Equity
Other current liabilities	$402,472	$—		$402,472
Current maturities of corporate borrowings and and capital and financing lease obligations	223,827	—		223,827

Total current liabilities	626,299	—		626,299

Corporate borrowings:	943,336			943,336
Capital and financing lease obligations	60,085	—		60,085
Other long-term liabilities	420,940	—		420,940

Total liabilities	2,050,660	—		2,050,660

Stockholders’ Equity
Common Stock	—	—		—
Additional paid-in capital	934,901	—		934,901
Accumulated other comprehensive loss	572	—		572
Accumulated deficit	(17,903)	—		(17,903)
Stockholders’ equity (deficit)	917,570	—		917,570

Total liabilities and Stockholders’ Equity	$2,968,230	$—		$2,968,230

See Notes to Condensed Pro Forma Financial Statements

AMC ENTERTAINMENT INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

THIRTY-NINE WEEK PERIODS DECEMBER 30, 2004

(DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

	Thirty-nine week periods December 30, 2004
	From Inception July 16, 2004 through December 30, 2004 Historical	April 2, 2004 through December 23, 2004 Historical	Elimination of amounts recorded by Successor and Predecessor		Merger Pro Forma Adjustments		Subtotal	NCM Pro Forma Adjustments		Final Pro Forma
	(Successor)	(Predecessor)								(Successor)
Revenues	$61,614	$1,337,845	$—		$—		$1,399,459	$(40,017	)(7)	$1,359,442
Cost of operations	34,295	870,217	—		—		904,512	(31,181	)(7)	873,331
Rent	6,341	243,711	—		(12,753	)(4)	237,299	—		237,299
General and administrative:							—	—		—
Merger and acquisition costs	20,000	41,032	—		(61,032	)(6)	—	—		—
Other	1,382	34,554	—		—		35,936	—		35,936
Preopening expense	66	1,292	—		—		1,358	—		1,358
Theatre and other closure expense	132	10,758	—		—		10,890	—		10,890
Depreciation and amortization	3,272	92,091	—		34,694	(4)	130,057	—		130,057
Disposition of assets and other gains	—	(2,715)	—		—		(2,715)	—		(2,715)

Total costs and expenses	65,488	1,290,940	—		(39,091)		1,317,337	(31,181)		1,286,156

Interest expense	14,776	74,259	(12,811	)(2)	14,930	(3)	91,154	—		81,584
					1,106	(3)	1,106	—
					(3,541	)(4)	(3,541)	—
					(7,135	)(5)	(7,135)	—
Investment income	(2,247)	(6,476)	2,225	(2)	831	(5)	(5,667)	—		(5,667)
Earnings (loss) from continuing operations before income taxes	(16,403)	(20,878)	10,586		32,900		6,205	(8,836)		(2,631)
Income tax provision (benefit)	1,500	15,000	4,500	(2)	(11,300	)(8)	9,700	3,500	(8)	6,200
Earnings from continuing operations	$(17,903)	$(35,878)	$6,086		$44,200		$(3,495)	$(5,336)		$(8,831)

See Notes to Condensed Pro Forma Financial Statements

AMC ENTERTAINMENT INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED APRIL 1, 2004
(DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Fifty-two week periods April 1, 2004
	Historical		Merger Pro Forma Adjustments		Subtotal	NCM Pro Forma Adjustments		Final Pro Forma

Revenues	$1,782,820		$—		$1,782,820	$(51,946	)(7)	$1,730,874
Cost of operations	1,167,105		—		1,167,105	(45,341	)(7)	1,121,764
Rent	314,024		(17,453	)(4)	296,571	—		296,571
General and administrative:					—	—		—
Stock-based compensation	8,727		—		8,727	—		8,.727
Other	53,864		—		53,864	—		53,864
Preopening expense	3,858		—		3,858	—		3,858
Theatre and other closure expense	4,068		—		4,068	—		4,068
Depreciation and amortization	124,572		47,399	(4)	171,971	—		171,971
Impairment of long-lived assets	16,272		—		16,272	—		16,272
Disposition of assets and other gains	(2,590)		—		(2,590)	—		(2,590)

Total costs and expenses	1,689,900		29,946		1,719,846	(45,341)		1,674,505

Other expense	13,947		—		13,947	—		13,974
Interest expense	77,717		36,877	(3)	114,594	—		112,674
			2,533	(3)	2,533	—
			(4,453	)(4)	(4,453)	—
Investment income	(2,861)		—		(2,861)	—		(2,861)
Earnings (loss) from continuing operations before income taxes	4,117		(64,903)		(60,786)	(6,605)		(67,391)
Income tax provision (benefit)	11,000		(26,000	)(8)	(15,000)	(2,600	)(8)	(17,600)

Loss from continuing operations	$(6,883)		$(38,903)		$(45,786)	$(4,005)		$(49,971)

Basic and diluted loss per share:
Loss from continuing operations	$(1.28	)(a)

Weighted average number of shares outstanding:

Basic and diluted	36,715

(a) Includes preferred dividends of $40,277. Pro Forma amounts do not include preferred dividends.

See Notes to Condensed Pro Forma Financial Statements.

AMC Entertainment Inc.

Unaudited Pro Forma Condensed Consolidating Balance Sheet

As of December 30, 2004
(dollars in thousands)

	As of December 30, 2004
	Pro Forma Parent Obligor	Pro Forma Subsidiary Guarantors	Pro Forma Subsidiary Non-Guarantors	Consolidating Adjustments	Pro Forma Consolidated AMC Entertainment Inc.
					(Successor)
Assets
Current assets:
Cash and equivalents	$—	$104,545	$35,466	$—	$140,011
Other current assets	487	99,748	10,699	—	110,934
Total current assets	487	204,293	46,165	—	250,945

Investment in equity of subsidiaries	(109,291)	(135,708)	—	244,999	—
Property, net	—	884,142	78,496	—	962,638
Intangible assets, net	—	200,320	—	—	200,320
Intercompany advances	846,595	(661,039)	(185,556)	—	—
Goodwill	1,380,341	—	—	—	1,380,341
Deferred income taxes	—	64,787	—	—	64,787
Other long-term assets	429	89,384	19,386	—	109,199
Total assets	$2,118,561	$646,179	$(41,509)	$244,999	$2,968,230

Liabilities and Stockholder’s Equity
Other current liabilities	$36,768	$348,707	$16,997	$—	$402,472
Current maturities of corporate borrowings and capital and financing lease obligations	220,887	2,619	321	—	223,827
Total current liabilities	257,655	351,326	17,318	—	626,299
Corporate borrowings	943,336	—	—	—	943,336
Capital and financing lease obligations	—	41,529	18,556	—	60,085
Other long-term liabilities	—	362,615	58,325	—	420,940
Total liabilities	1,200,991	755,470	94,199	—	2,050,660
Stockholder’s equity	917,570	(109,291)	(135,708)	244,999	917,570
Total liabilities and stockholder’s equity	$2,118,561	$646,179	$(41,509)	$244,999	$2,968,230

AMC Entertainment Inc.

Unaudited Pro Forma Condensed Consolidating Statement of Operations
Thirty-nine week periods December 30, 2004
(dollars in thousands)

	Thirty-nine week periods December 30, 2004
	Pro Forma Parent Obligor	Pro Forma Subsidiary Guarantors	Pro Forma Subsidiary Non-Guarantors	Pro Forma Consolidating Adjustments	Pro Forma Consolidated AMC Entertainment Inc.

Revenues	$—	$1,267,346	$92,096	$—	$1,359,442
Cost of operations	—	808,774	64,557	—	873,331
Rent	—	220,812	16,487	—	237,299
General and administrative:
Merger and acquisition costs	—	—	—	—	—
Other	147	34,437	1,352	—	35,936
Preopening expense	—	1,358	—	—	1,358
Theatre and other closure expense	—	10,890	—	—	10,890
Depreciation and amortization	—	120,474	9,583	—	130,057
Disposition of assets and other gains	—	(2,715)	—	—	(2,715)

Total costs and expenses	147	1,194,030	91,979	—	1,286,156

Equity in net (earnings) losses of subsidiaries	(6,361)	5,776	—	585	—
Interest expense	69,897	48,411	7,022	(43,746)	81,584
Investment income	(44,752)	(3,132)	(1,529)	43,746	(5,667)

Earnings (loss) before income taxes	(18,931)	22,261	(5,376)	(585)	(2,631)
Income tax provision (benefit)	(10,100)	15,900	400	—	6,200
Net earnings (loss)	$(8,831)	$6,361	$(5,776)	$(585)	$(8,831)

AMC Entertainment Inc.

Unaudited Pro Forma Condensed Consolidating Statement of Operations
Fifty-two week periods April 1, 2004
(dollars in thousands)

	Fifty-two week periods April 1, 2004
	Pro Forma Parent Obligor	Pro Forma Subsidiary Guarantors	Pro Forma Subsidiary Non-Guarantors	Consolidating Adjustments	Pro Forma Consolidated AMC Entertainment Inc.

Revenues	$—	$1,616,826	$114,048	$—	$1,730,874
Cost of operations	—	1,041,636	80,128	—	1,121,764
Rent	—	277,835	18,736	—	296,571
General and administrative:
Stock based compensation	—	8,727	—	—	8,727
Other	195	52,898	771	—	53,864
Preopening expense	—	2,921	937	—	3,858
Theatre and other closure expense	—	4,068	—	—	4,068
Depreciation and amortization	—	157,951	14,020	—	171,971
Impairment of long-lived assets	—	12,747	3,525	—	16,272
Disposition of assets and other gains	—	(2,223)	(367)	—	(2,590)

Total costs and expenses	195	1,556,560	117,750	—	1,674,505

Equity in net losses of subsidiaries	41,698	7,741	—	(49,439)	—
Other expense	—	13,947	—	—	13,947
Interest expense	102,885	97,169	5,663	(93,043)	112,674
Investment income	(89,587)	(3,993)	(2,324)	93,043	(2,861)

Earnings (loss) from continuing operations before income taxes	(55,191)	(54,598)	(7,041)	49,439	(67,391)
Income tax provision (benefit)	(5,400)	(12,900)	700	—	(17,600)
Loss from continuing operations	$(49,791)	$(41,698)	$(7,741)	$49,439	$(49,791)

AMC ENTERTAINMENT INC.

Unaudited Pro Forma Condensed Consolidating Statement of Cash Flows

Thirty-nine week periods December 30, 2004

(dollars in thousands)

Thirty-nine week periods December 30, 2004
Pro Forma Parent Obligor	Pro Forma Subsidiary Guarantors	Pro Forma Subsidiary Non-Guarantors	Consolidating Adjustments	Pro Forma Consolidated AMC Entertainment Inc.
Net cash provided by (used in) operating activities	$22,933	$102,855	(A)	$(1,335)	$—	$124,453
Capital expenditures	—	(65,270)	(2,375)	—	(67,645)
Increase in restricted cash	(627,338)	—	—	—	(627,338)
Proceeds from restricted cash	456,762	—	—	—	456,762
Payment to common and preferred stockholders	(1,665,200)	—	—	—	(1,665,200)
Proceeds from disposition of long-term assets	—	307	(30)	—	277
Other, net	(173)	(2,216)	3,391	—	1,002
Net cash (used in) provided by investing activities	(1,835,949)	(67,179)	986	—	(1,902,142)
Cash flows from financing activities:
Proceeds from issuance of 8 5/8% Senior Unsecured Fixed Rate Notes due 2012	250,000	—	—	—	250,000
Proceeds from issuance of Senior Unsecured Floating Rate Notes due 2010	205,000	—	—	—	205,000
Proceeds from issuance of 12% Senior Discount notes due 2014	169,918	—	—	—	169,918
Principal payments under capital and financing lease obligations	—	(1,827)	(220)	—	(2,047)
Change in cash overdrafts	—	31,537	—	—	31,537
Change in intercompany advances	278,474	(285,883)	7,409	—	—
Change in construction payables	—	(2,234)	—	—	(2,234)
Cash portion of preferred dividends	(9,349)	—	—	—	(9,349)
Capital contribution	934,901	—	—	—	934,901
Deferred financing costs	(15,647)	(899)	—	—	(16,546)
Proceeds from exercise of stock options	52	—	—	—	52
Treasury stock purchases and other	(333)	—	—	—	(333)
Net cash (used in) provided by financing activities	1,813,016	(259,306)	7,189	—	1,560,899
Effect of exchange rate changes on cash and equivalents	—	—	(213)	—	(213)
Net (decrease) increase in cash and equivalents	—	(223,630)	6,627	—	(217,003)
Cash and equivalents at beginning of year	—	304,409	28,839	—	333,248
Cash and equivalents at end of year	$—	$80,779	$35,466	$—	$116,245

(A)

Historical cash flows have been reduced to reflect pro forma cash interest expense of $14,930 and to reflect the net impact of the contribution to NCM of $8,836 as reflected in the pro forma statement of operations for the thirty-nine week periods December 30, 2004.

AMC ENTERTAINMENT INC.

Unaudited Pro Forma Condensed Consolidating Statement of Cash Flows
Fifty-two week periods April 1, 2004
(dollars in thousands)

Fifty-two week periods April 1, 2004
Pro Forma Parent Obligor	Pro Forma Subsidiary Guarantors	Pro Forma Subsidiary Non-Guarantors	Consolidating Adjustments	Pro Forma Consolidated AMC Entertainment Inc.
Net cash provided by (used in) operating activities	$2,456	$136,580	(A)	$760	$—	$139,796
Cash flows from investing activities:
Capital expenditures	—	(93,957)	(1,054)	—	(95,011)
Proceeds from sale/leasebacks	—	63,911	—	—	63,911
Acquisition of Megastar Cinemas L.L.C., net of cash acquired	—	(13,374)	—	—	(13,374)
Acquisition of GC Companies, Inc., net of cash acquired and proceeds from sale of venture capital investments	—	(2,075)	—	—	(2,075)
Purchase of leased furniture, fixtures and equipment	—	(15,812)	—	—	(15,812)
Payment on disposal-discontinued operations	—	(5,252)	—	—	(5,252)
Proceeds from disposition of long-term assets	—	9,289	—	—	9,289
Other, net	—	(7,557)	(3,497)	—	(11,054)
Net cash used in investing activities	—	(64,827)	(4,551)	—	(69,378)
Cash flows from financing activities:
Proceeds from issuance of 8% Senior Subordinated Notes due 2014	300,000	(6,000)	—	—	294,000
Repurchase of Notes due 2009 and 2011	(292,117)	—	—	—	(292,117)
Principal payments under capital and financing lease obligations	—	(2,339)	(235)	—	(2,574)
Deferred financing costs on credit facility due 2009	—	(3,725)	—	—	(3,725)
Change in cash overdrafts	—	(19,339)	—	—	(19,339)
Change in intercompany advances	(13,788)	(2,864)	16,652	—	—
Change in construction payables	—	(4,307)	—	—	(4,307)
Proceeds from exercise of stock options	3,894	—	—	—	3,894
Treasury stock purchases and other	(445)	—	—	—	(445)
Net cash (used in) provided by financing activities	(2,456)	(38,574)	16,417	—	(24,613)
Effect of exchange rate changes on cash and equivalents	—	—	(451)	—	(451)
Net increase in cash and equivalents	—	33,179	12,175	—	45,354
Cash and equivalents at beginning of year	—	227,748	16,664	—	244,412
Cash and equivalents at end of year	$—	$260,927	$28,839	$—	$289,766

(A)

Historical cash flows have been reduced to reflect pro forma cash interest expense of $36,877 and to reflect the net impact of the contribution to NCM of $6,605 as reflected in the pro forma statement of operations for the fifty-two week periods April 1, 2004.

AMC Entertainment Inc.

Notes to Condensed Consolidated Unaudited Pro Forma

Financial Information

(dollars in thousands)

The Merger is being treated as a purchase with Marquee as the accounting acquirer in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations.” We have recorded adjustments related to purchase accounting in our Consolidated Balance Sheet as of December 30, 2004.

The following is a summary of the allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the Merger. We retain an independent appraisal firm that specializes in valuations for purposes of calculating and estimating the fair values of certain assets and liabilities acquired in connection with our business combinations. Our allocation of purchase price was based on management’s judgment after evaluating several factors, including actuarial estimates for pension liabilities, market prices of our indebtedness and a valuation assessment prepared by a valuation specialist.

Cash and cash equivalents	$396,636
Other current assets	99,111
Property, net	965,034
Intangible assets, net	200,604
Goodwill	1,408,511
Deferred income taxes	65,599
Other long-term assets	65,852
Current liabilities	(341,633)
Corporate borrowings	(709,283)
Capital and financing lease obligations	(63,296)
Other long-term liabilities	(421,935)
Total estimated purchase price	$1,665,200

Our preliminary allocation of purchase price consisted primarily of:

(a)          a write up of property, net of $195.8 million to reflect estimated fair value of furniture, fixtures, equipment, leasehold improvements and real estate;

(b)         a write up of intangible assets, net of $179.6 million comprised principally of write ups for favorable leases of $61.3 million, AMC trademark/tradename of $73.0 million and AMC’s Moviewatcher Loyalty program for $46.0 million;

(c)          a recognition of net deferred tax liabilities in U.S. tax jurisdictions of $63 million;

(d)         a write up of other long-term assets of $10.8 million comprised of write ups for software of $3.9 million, equity investments in Movietickets.com of $6.0 million, equity investments in HGCSA (a South American theatre joint venture) of $11.5 million and a write up in real estate held for investment of $3.1 million offset by write downs of deferred charges on corporate borrowings in (e) below of $13.7 million;

(e)          a net write up in corporate borrowings of $22.7 million to reflect the fair value of our debt based on market bid quotes on December 23, 2004; and

(f)            a write up of long-term liabilities of $229.6 million comprised of write ups for unfavorable leases of $204.2 million and a write up in pension and postretirement liabilities of $25.4 to reflect the projected benefit obligation in excess of plan assets and eliminate any previously existing unrecognized net loss, unrecognized prior service cost and unrecognized transition obligation.

(1)           Reflects the contribution of certain assets of National Cinema Network, Inc. at historical cost to NCM including goodwill attributable to National Cinema Network, Inc. as a result of the Merger. The investment in NCM is recorded in other long-term assets following the equity method of accounting.

(2)                                  Reflects the elimination of interest expense, interest income and income tax provision of Marquee Inc. recorded by the Successor and also recorded by the Predecessor pursuant to FIN 46 (R).

(3)           Represents change in interest expense and amortization of debt issuance costs related to the outstanding notes:

	39 weeks Interest Expense	52 weeks Interest Expense	39 weeks Amortization	52 weeks Amortization	Amortizable Life
Senior Fixed Rate Notes (8.625%)	$8,150	$21,563	$398	$1,027	8 years
Senior Floating Rate Notes (assumed at 7.47%)	6,780	15,314	451	1,163	6 years
Amended credit facility	—	—	257	343	5 years
Total	$14,930	$36,877	$1,106	$2,533

Interest rates above used in the computation of pro forma interest expense are subject to change. For the computation of the initial interest rate on the senior floating rate notes, we have utilized a LIBOR rate, as of May 3, 2005, of 3.22%. In the event the interest rate on the senior floating rate notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $154, accordingly.

Concurrently with the closing of the offering of the Senior Notes, Marquee Holdings Inc. issued notes, resulting in gross proceeds of $169.9 million. Interest on the Holdings’ notes accretes semi-annually, unless Marquee Holdings Inc. elects to pay cash interest as permitted by the terms of the Holdings’ notes, for the first 5 years and thereafter interest is payable in cash semi-annually.

AMCE and its subsidiaries are not required to repay the Holdings’ notes. Holdings is a holding company with no operations of its own. Consequently, Holdings’ ability to service its debt is dependent upon the earnings from the businesses conducted by AMCE and its subsidiaries. The distribution of those earnings, or advances or other distribution of funds by AMCE and its subsidiaries to Holdings, all of which are subject statutory or contractual restrictions, are contingent upon such subsidiaries’ earnings and are subject to various business considerations.

Holdings’ subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Holdings’ notes or to provide Holdings with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Holdings’ right to receive any assets of any of its subsidiaries upon a subsidiary’s foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, and therefore the right of the holders of the Holdings’ notes to receive a share of those assets, are effectively subordinated to the claims of that subsidiary’s creditors.

(4)                                  Pro forma adjustments are made to the Condensed Consolidated Unaudited Pro Forma Statements of Operations for purchase accounting to reflect the following:

	39 weeks December 30, 2004	52 weeks April 1, 2004	Estimated Useful Life	Balance Sheet Classification
Depreciation and amortization:
FF&E and leasehold improvements	21,887	$30,014	6 years	Property, net
Favorable leases	3,653	4,999	13 years	Intangibles, net
Software	950	1,300	3 years	Other long-term assets
Moviewatcher(a)	8,204	11,086	8 years	Intangibles, net
Trademark	—	—	Indefinite	Intangibles, net
Goodwill	—	—	Indefinite	Goodwill
	34,694	$47,399

(a)           In determining the useful life of the Moviewatcher customer relationship intangible asset, we utilized information tracking the behavior pattern of the customers participating in this program.  The data suggests that the Moviewatcher customers exhibit a higher frequency of trips to the theater and many of the members remain active within the program for extended periods.  The membership data was utilized in developing an attrition/retention rate used in the valuation analysis.  The analysis indicates that an active base of members contribute incremental cash flow to the business over a period of at least 8 years.  However, it should be noted that over 2/3rds of the cash flow generated from this asset is derived in the first 5 years.  The amortization of the fair value of this asset will reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up.  Accordingly, we have calculated the consumption pattern of this asset by comparing the undiscounted cash flows for each year with the sum of the undiscounted cash flows generated by this asset to develop the ratio of the fair value of the asset that would be amortized during that period.

Rent:
Unfavorable leases	(12,753)	$(17,453)	12 years	Other long-term liabilities
	(12,753)	$(17,453)
Interest Expense:
9 1/2% Series B Senior Subordinated Notes due 2011	$(849)	$(1,161)	6 years	Corporate borrowings
9 1/2% Series B Senior Subordinated Notes due 2012	(1,760)	(2,408)	7 years	Corporate borrowings
8% Series B Senior Subordinated Notes due 2014	120	164	9 years	Corporate borrowings
9 1/2% Series B Senior Subordinated Notes due 2011	(276)	(467)	0 years	Other long-term assets
9 1/2% Series B Senior Subordinated Notes due 2012	(439)	(536)	0 years	Other long-term assets
8% Series B Senior Subordinated Notes due 2014	(337)	(45)	0 years	Other long-term assets
	$(3,541)	$(4,453)

(5)                                  Represents interest expense and interest income of Marquee Holdings, Inc. from inception on July 16, 2004 through December 23, 2004 consolidated pursuant to FIN 46 R. Marquee Holdings, Inc. was deconsolidated as a direct result of the Merger.

(6)                                  Represents general and administrative expenses incurred during the thirty-nine weeks ended December 30, 2004 that were directly related to the Merger.

(7)                                  Pro forma adjustments are made to the Condensed Consolidated Unaudited Pro Forma Statements of Operations for our contribution to National CineMedia, LLC.  The historical revenues and expenses of National Cinema Network will be consolidated by National CineMedia, LLC as a result of our contribution to National CineMedia, LLC.  The pro forma adjustments do not reflect any additional amounts or revenues or equity in earnings from National CineMedia LLC.  We expect that we would receive distributions from National CineMedia LLC but have not included them in our pro forma adjustments pursuant to Article 11 of Regulation S-X.

(8)                                  Represents the income tax impact, in U.S. tax jurisdictions, of additional interest expense and purchase accounting adjustments at our statutory tax rate of 40%. General and administrative expenses incurred that were directly related to the Merger have been treated as permanent differences for income tax purposes.

(c) Exhibits.

*10.1 Contribution and Unit Holders Agreement dated as of March 29, 2005 among National Cinema Network, Inc., Regal CineMedia Corporation and National CineMedia, LLC.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: May 6, 2005	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer